UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2012

Commission File Number: 333-151684

GMS Capital Corp.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation or organization)	26-1094541 (I.R.S. Employer Identification No.)

194, St-Paul West, Suite 400, Montreal, Quebec H2Y 1Z8 Canada (Address of principal executive offices) +1.866.251.3372 (Registrant’s telephone number, including area code)
3055 L’Assomption Blvd., Montreal, Quebec H1N 2H1 Canada

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 10, 2012, the Company dismissed Mr. Philip Lamb as its President and CEO and appointed Mr. Stephane Solis to the positions on an interim basis. At an earlier Board Meeting, the Company also appointed Mr. Stéphane Solis as Chairman and Director of the Company to replace Mrs. Caroline Coulombe who resigned as Chairman and Director of the Company on September 19, 2012.  Mr. Solis will also act as the Company Chief Financial Officer. Pursuant to a verbal agreement, Mr. Solis will receive a monthly compensation of $8,000 CAD. Through Geiser Asset Management Inc which Mr. Solis is the sole shareholder, Mr. Solis is indirectly the beneficial owner of 122,536 common shares of GMS Capital Corp.

Since December 2009, Mr. Stephane Solis is President and Chief Investment Officer of Geiser Asset Management Inc, a private equity firm specializing in structuring financial transactions for growing companies with strong vision and capable management. Prior, from October 2005 to December 2009, Mr. Solis worked as a consultant offering financial engineering solutions to early stage companies seeking financing on U.S. public markets. Between November 2000 and September 2005, Mr. Solis worked for Manaris Corporation (MANS.OB) and its predecessor, C-Chip Technologies Corporation (CCHI.OB), a risk mitigation company, first as consultant until March 2001, then as its Chief Financial Officer until January 2003 and then as its President and Chief Executive Officer until September 2005. Prior, from August 1998 to October 2000, Mr. Solis worked for Groome Capital Inc., a corporate finance boutique focusing on the financing of both private and public companies in the information technology sector. In January 1993, Mr. Solis co-founded GLS Capital Inc., an institutional research boutique specializing in the information technology sector which, in 1995, was sold to Yorkton Securities Inc. and Mr. Solis joined Yorkton's corporate finance team and managed the company's operations in Montreal. At Yorkton until 1998, Mr. Solis was focused on the financing, both private and public, of emerging companies in knowledge based industries. Before, in January 1990, Mr. Solis joined a Montreal subsidiary of Lombard Odier, one of the largest private banks in Switzerland, where he provided investment advice on Canadian companies to a select clientele.  Mr. Solis began his career in 1985 with Midland Doherty Inc., a predecessor of Merrill Lynch Canada Inc., as a Research Analyst following special situations and the communications and media sector for institutional clients. Between May 2001 and August 2001, Mr. Solis was a Director of Innofone.com (INNF. OB) and from April 2003 to September 2005, he was a Director of Manaris Corporation (MANS.OB).

Item 8.01                      Other Events

On December 10th, 2012, the Company issued a press release announcing the dismissal of Mr. Philip Lamb as its President and CEO and the appointment of Mr. Stephane Solis as President and CEO as well as Chairman and Director of the Company.  A copy of the press release is filed as Exhibit 99.1 hereto.

The information furnished under Item 9.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01             Financial Statements and Exhibits.

Exhibit No.

Description

99.1

Press Release Dated December 10, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GMS Capital Corp

/s/ STEPHANE SOLIS

Stephane Solis

Chief Executive Officer

Date: December 11, 2012